Exhibit 10-t

CONSENT AND SIXTH AMENDMENT TO CREDIT AGREEMENT

This Consent and Sixth Amendment to Credit Agreement (this "Amendment") is dated as of January 6, 2005, and is by and among General Electric Capital Corporation, a Delaware corporation, individually as a Lender and as Agent and Security Trustee for the Lenders, and Analysts International Corporation, a Minnesota corporation ("Borrower).

W I T N E S S E T H:

WHEREAS, pursuant to a certain Credit Agreement dated as of April 11, 2002, by and among General Electric Capital Corporation, a Delaware corporation, individually as a Lender and as Agent and Security Trustee for the Lenders, the other Credit Parties signatory from time to time thereto, and Borrower (as amended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement), Agent and Lenders agreed, subject to the terms and provisions thereof, to provide certain loans and other financial accommodations to Borrower;

WHEREAS, Borrower has advised Agent and Lenders that Borrower desires to acquire substantially all of the assets of WireSpeed Networks LLC, an Ohio limited liability company (“WireSpeed”), pursuant to the terms of that certain Asset Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), among Borrower, WireSpeed, Mark Handermann and Greg Paulson (the "Asset Purchase");

WHEREAS, absent the prior written consent of Requisite Lenders, consummation of the Asset Purchase would constitute a breach of Sections 6.1 of the Credit Agreement and an Event of Default pursuant to Section 8.1(b) of the Credit Agreement; and

WHEREAS, Borrower has requested that Agent and Requisite Lenders consent to the Asset Purchase;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consent. Subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, and in reliance on the representations and warranties set forth in Section 4 of this Amendment, Agent and Lenders hereby consent to the Asset Purchase in accordance with the terms of the Purchase Agreement; provided that the outstanding Accounts acquired in connection with the Purchase Agreement shall not be Eligible Accounts for the purposes of determining Borrowing Availability. By way of clarification, nothing herein shall prevent Accounts arising after the date hereof from being considered Eligible Accounts if they otherwise qualify as Eligible Accounts pursuant to the terms of the Credit Agreement. Except to the extent expressly set forth herein, the foregoing consent shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any document entered into in connection therewith or

(b) a waiver, release or limitation upon the exercise by Agent or Lender of any of its rights, legal or equitable, hereunder or under the Credit Agreement or any other Loan Document. Except as set forth above, each of the Agent and Lender reserves any and all rights and remedies which it has had, has or may have under the Credit Agreement and each other Loan Document.

2. Amendments. Disclosure Schedules 3.2, 3.6, 3.7, 3.12, 3.13 and 3.21 to the Credit Agreement shall be amended as set forth on Exhibit A hereto.

3. Conditions Precedent. The effectiveness of the consents and amendments contemplated hereby is subject to the prior receipt by Agent of each of the following documents and agreements, each in form and substance acceptable to Agent in its sole discretion:

(a) Agent shall have received a fully executed copy of this Amendment;

(b) No Default or Event of Default shall have occurred and be continuing; and

(c) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

4. Representations and Warranties. To induce Agent to enter into this Amendment, the Borrower hereby represents and warrants to Agent that:

(a) The execution, delivery and performance by Borrower of this Amendment and each other agreement and document contemplated hereby are within its corporate power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to Borrower, the articles of incorporation and by-laws of Borrower, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon Borrower or any of their respective properties;

(b) Each of the Credit Agreement, the other Loan Documents, and each other agreement and document contemplated hereby is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies;

(c) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof;

(d) Borrower has performed all of its obligations under the Credit Agreement and the Loan Documents to be performed by it on or before the date hereof and as of the date hereof, Borrower is in compliance with all applicable terms and provisions of the Credit Agreement and each of the Loan Documents to be observed and performed by it and, except to the extent otherwise waived by the provisions hereof, no Event of Default or other event which, upon notice or lapse of time or both, would constitute an Event of Default, has occurred.

5. Amendment Fee. Borrower hereby agrees to pay to Agent, for distribution to the Lenders, a fee in respect of the transactions contemplated pursuant to this Amendment in the amount of $1,000, which amount shall be fully earned as of the date hereof.

6. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

7. Continued Effectiveness. Except as amended hereby, the Credit Agreement and each of the Loan Documents shall continue in full force and effect according to its terms.

8. Costs and Expenses. Borrower hereby agrees that all expenses incurred by Agent in connection with the preparation, negotiation and closing of the transactions contemplated hereby, including, without limitation, reasonable attorneys' fees and expenses, shall be part of the Obligations.

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IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first written above.

ANALYSTS INTERNATIONAL CORPORATION

By
Its

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Security Trustee and Lender

By
An Authorized Signatory